EXHIBIT 24
DIRECTORS AND OFFICERS
POWER OF ATTORNEY
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
      RE: Jo-Ann Stores, Inc.
             Commission File No. 1-6695
             1934 Act Filings on Form 10-K
Gentlemen:
The above Company is the issuer of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Act”). Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that Darrell Webb, James Kerr, and each of them, are authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission such filings on Form 10-K as are required by the Act. Each person so signing also confirms the authority of Darrell Webb, James Kerr, and each of them, to do and perform on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

Date

/s/Darrell Webb	March 10, 2011

Darrell Webb

/s/ James Kerr	March 10, 2011

James Kerr

/s/ Scott Cowen	March 10, 2011

Scott Cowen

/s/ Tracey Travis	March 10, 2011

Tracey Travis

/s/ Ira Gumberg	March 10, 2011

Ira Gumberg

/s/ Patricia Morrison	March 10, 2011

Patricia Morrison

/s/ Frank Newman	March 10, 2011

Frank Newman

/s/ David Perdue	March 10, 2011

David Perdue

/s/ Beryl Raff	March 10, 2011

Beryl Raff

/s/ Alan Rosskamm	March 10, 2011

Alan Rosskamm

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